Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated November 19, 2009 except for Note 35, as to which the date is January 21, 2010, relating to the financial statements of Seadrill Ltd, which appears in such Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Stavanger, Norway
March 18, 2010